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                                                                                                            EXHIBIT 12.1
                                              SOUTHWEST GAS CORPORATION
                                  COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                                (Thousands of dollars)
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                                                                    For the Twelve Months Ended
                                            ----------------------------------------------------------------------------
                                             March 31,                           December 31,
                                                         ---------------------------------------------------------------
CONTINUING OPERATIONS                          2001         2000         1999         1998         1997         1996
                                            -----------  -----------  -----------  -----------  -----------  -----------
   1. Fixed charges:
     A) Interest expense                     $  74,124    $  70,659    $  63,110    $  63,416    $  63,247    $  54,674
     B) Amortization                             1,631        1,564        1,366        1,243        1,164        1,494
     C) Interest portion of rentals              8,744        8,572        8,217        7,531        6,973        6,629
     D) Preferred securities distributions       5,475        5,475        5,475        5,475        5,475        5,475
                                            -----------  -----------  -----------  -----------  -----------  -----------
       Total fixed charges                   $  89,974    $  86,270    $  78,168    $  77,665    $  76,859    $  68,272
                                            ===========  ===========  ===========  ===========  ===========  ===========

   2. Earnings (as defined):
     E) Pretax income from
       continuing operations                 $  67,411    $  51,939    $  60,955    $  83,951    $  21,328    $  10,448
     Fixed Charges (1. above)                   89,974       86,270       78,168       77,665       76,859       68,272
                                            -----------  -----------  -----------  -----------  -----------  -----------
       Total earnings as defined             $ 157,385    $ 138,209    $ 139,123    $ 161,616    $  98,187    $  78,720
                                            ===========  ===========  ===========  ===========  ===========  ===========

                                                  1.75         1.60         1.78         2.08         1.28         1.15
                                            ===========  ===========  ===========  ===========  ===========  ===========

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